UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Exchange Listed Funds Trust

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	See below (IRS Employer Identification No.)
10900 Hefner Pointe Drive Suite 400 Oklahoma City, Oklahoma 73120 (Address of principal executive offices including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of exchange on which each class is to be registered	I.R.S. Employer Identification Number
Cabana Target Drawdown 5 ETF	The Nasdaq Stock Market, LLC	61-1958634
Cabana Target Drawdown 7 ETF	The Nasdaq Stock Market, LLC	36-4961294
Cabana Target Drawdown 10 ETF	The Nasdaq Stock Market, LLC	61-1959047
Cabana Target Drawdown 13 ETF	The Nasdaq Stock Market, LLC	37-1965731
Cabana Target Drawdown 16 ETF	The Nasdaq Stock Market, LLC	32-0621716
Cabana Target Leading Sector Conservative ETF	The Nasdaq Stock Market, LLC	86-2947156
Cabana Target Leading Sector Moderate ETF	The Nasdaq Stock Market, LLC	86-3005640
Cabana Target Leading Sector Aggressive ETF	The Nasdaq Stock Market, LLC	86-3038827

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-180871

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.	Description of Registrant’s Securities to be Registered

A description of the shares is set forth in Post-Effective Amendment No. 234 to the Registrant’s Registration Statement on Form N-1A (the “Registration Statement”) (File Nos. 333-180871; 811-22700), as filed with the U.S. Securities and Exchange Commission (the “SEC”) via EDGAR on August 30, 2022, which description is incorporated herein by reference. Any form of supplement to the Registration Statement that is subsequently filed with the SEC that relates to the shares is hereby also incorporated herein by reference.

Item 2.	Exhibits

A.	Registrant’s Certificate of Trust dated April 3, 2012, as filed with the State of Delaware on April 4, 2012, is incorporated herein by reference to Exhibit (a)(1) of the Registrant’s Initial Registration Statement on Form N-1A (File Nos. 333-180871 and 811-22700), as filed with the SEC via EDGAR (Accession No. 0001144204-12-023014) on April 20, 2012.

B.	Certificate of Amendment, dated June 2, 2015, to the Certificate of Trust dated April 3, 2012, as filed with the State of Delaware on June 2, 2015, is incorporated herein by reference to Exhibit (a)(2) of Post-Effective Amendment No. 16 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-180871 and 811-22700), as filed with the SEC via EDGAR (Accession No. 0001398344-15-003746) on June 5, 2015.

C.	Registrant’s Agreement and Declaration of Trust dated September 10, 2012, is incorporated herein by reference to Exhibit (a)(2) of Post-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-180871 and 811-22700), as filed with the SEC via EDGAR (Accession No. 0001144204-12-050445) on September 10, 2012.

D.	Registrant’s By-Laws, as amended April 22, 2020, are incorporated herein by reference to Exhibit (b)(3) of Post-Effective Amendment No. 177 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-180871 and 811-22700), as filed with the SEC via EDGAR (Accession No. 0001213900-20-026494) on September 14, 2020.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: December 9, 2022	Exchange Listed Funds Trust

	By:	/s/ J. Garrett Stevens
J. Garrett Stevens
President